EXHIBIT 10

                       Consents of Independent Auditors and
                  Independent Registered Public Accounting Firm


CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 333-142483 of Ameritas Variable Separate Account VA-2 on Form N-4 of our report dated March 17, 2009, except for Note 23, as to which the date is December 18, 2009 (which report expresses an unqualified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska) relating to the statutory financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP


Lincoln, Nebraska
December 22, 2009


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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 333-142483 of Ameritas Variable Separate Account VA-2 on Form N-4 of our report dated March 6, 2009, relating to the financial statements and financial highlights of the subaccounts of Ameritas Variable Separate Account VA-2, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP


Lincoln, Nebraska
December 22, 2009